UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 9, 2005, Glenborough Realty Trust (the “Company’) issued a press release and filed a Form 8-K relating to it results of operations for the quarter ended June 30, 2005. The press release and Form 8-K included disclosure relating to a restatement of the Company’s consolidated financial statements as and for the years ended December 31, 2003 and 2004 (including all interim periods for 2003 and 2004) and the consolidated financial statements as of and for the quarter ended March 31, 2005. As described in the August 9, 2005 press release and Form 8-K, the restatements were to give affect to the recording of preferred stock dividends in the period in which they were declared rather than in the period in which they were paid, as had been the prior practice. Subsequent to the issuance of the press release and filing of the Form 8-K, the Company determined that it would also correct its accounting treatment of common stock dividends to be consistent with the treatment of preferred stock dividends and record the common stock dividends in the period in which they were declared rather than in the period in which they were paid.

Set forth below is the substantive text of the August 9, 2005 press release and Form 8-K revised to reflect the impact of the corrected common stock dividend accounting treatment. Other than the disclosure and table under the heading “RESTATEMENT OF PRIOR RESULTS” below and the Consolidated Balance Sheet attached hereto as part of Exhibit 99.1, the financial numbers remain unchanged from the prior disclosure. Amounts related to periods prior to January 1, 2005 represent management’s calculation of the impact of restatement and have not been subject to review or audit procedures by the Company’s prior independent registered public accounting firm.

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS For the second quarter of 2005, the Company had net income available to common stockholders of $11.8 million, or $0.33 per diluted common share, as compared with $8.1 million or $0.26 per share for the second quarter of 2004. The second quarter of 2005 included a $9.3 million gain on sale, or $0.24 per diluted common share, as compared with a $12.4 million gain on sale, or $0.39 per diluted common share, for the second quarter of 2004. Year-to-date 2005, the Company had a net loss available to common stockholders of ($32.8) million or ($0.92) per diluted common share as compared with net income available to common stockholders of $8.0 million or $0.26 per diluted common share for the same period in 2004.

FUNDS FROM OPERATIONS (FFO) For the second quarter of 2005, FFO was $17.5 million or $0.45 per diluted common share. In comparison, the second quarter 2004 FFO was $12.1 million or $0.35 per diluted common share. Included in the second quarter of 2004 were charges of approximately $6.5 million, or $0.19 per diluted common share associated with the redemption of preferred stock. The charges were approximately $3.5 million for the non-cash write-off of original issuance costs, $2.4 million for the premium paid to redeem the preferred stock and $0.6 million for the stub period dividends paid to the redeemed preferred stockholders. Excluding these charges, FFO for the second quarter of 2004 was $18.6 million or $0.53 per diluted common share.

Year-to-date 2005, FFO was ($32.5) million or ($0.83) per diluted common share as compared with $27.6 million or $0.83 per diluted common share for the same period in 2004. Included in 2005 are impairment charges of approximately $58.2 million, or $1.49 per diluted common share; charges of approximately $3.1 million, or $0.08 per diluted common share related to losses on early extinguishment of debt; and charges of approximately $5.9 million, or $0.15 per diluted common share associated with the redemption of preferred stock. Excluding these charges, FFO was $34.7 million or $0.89 per diluted common share. Included in year-to-date 2004 FFO were charges of approximately $8.0 million, or $0.24 per diluted common share associated with the redemption of preferred stock. Excluding these charges, FFO was $35.6 million or $1.07 per diluted common share.

RESTATEMENT OF PRIOR RESULTS In connection with the preparation of the Company’s quarterly report on Form 10-Q as of and for the period ended June 30, 2005, the Company determined that a correction was required to account for preferred and common stock dividends in accordance with generally accepted accounting principles (GAAP). The Company’s historical accounting was to record dividends in the period in which they were paid, rather than the period in which they were declared. The correction of this accounting error will require a restatement of the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2004 (including all interim periods for 2003 and 2004) and the consolidated financial statements as of and for the quarter ended March 31, 2005. As a result, the previously issued financial statements for the corresponding periods should no longer be relied upon. There was no impact for any period in the year ended December 31, 2002, and no impact on cash flows for any period. The restatement does not have an adverse impact on any covenants associated with the Company’s unsecured bank line of credit. The Company will file an amended Form 10-K for 2004 and an amended Form 10-Q for the first quarter of 2005 reflecting this restatement on or before September 30, 2005. Until these filings have occurred, the previous independent registered public accounting firm will not have completed its review of the restatement.

The impact of the restatement on the Company’s consolidated financial statements for the affected periods is summarized below (dollars in thousands). Amounts related to periods prior to January 1, 2005 represent management’s calculation of the impact of restatement and have not been subject to review or audit procedures by the Company’s prior independent registered public accounting firm.

Consolidated Balance Sheets:

	As of March 31, 2005		As of December 31, 2004		As of December 31, 2003
	Previously Reported	As Restated	Previously Reported	As Restated	Previously Reported	As Restated
Other liabilities	$34,353	$48,782	$31,282	$47,213	$37,221	$51,790
Total liabilities	$835,203	$849,632	$750,650	$766,581	$776,425	$790,994
Minority interest	$34,501	$34,616	$39,124	$39,336	$36,969	$37,048
Distributions in excess of accumulated earnings	$(281,964)	$(296,508)	$(223,282)	$(239,425)	$(184,843)	$(199,491)
Total stockholders’ equity	$510,340	$495,796	$643,327	$627,184	$591,845	$577,197

Consolidated Statements of Operations:

	Three months ended March 31, 2005		Three months ended June 30, 2004
	Previously Reported	As Restated	Previously Reported	As Restated
Minority interest	$(3,836)	$(3,721)	$667	$799
Dividends paid on redeemed preferred stock	$2,102	$596	$2,073	$568
Net income (loss) available to Common Stockholders	$(46,069)	$(44,678)	$6,706	$8,079
Basic earnings (loss) per share	$(1.28)	$(1.24)	$0.21	$0.26
Diluted earnings (loss) per share	$(1.28)	$(1.24)	$0.21	$0.26

- continued –

Consolidated Statements of Operations:

	Six months ended June 30, 2004		Nine months ended September 30, 2004
	Previously Reported	As Restated	Previously Reported	As Restated
Minority interest	$655	$787	$684	$816
Preferred dividends	$8,141	$6,636	$11,459	$9,954
Net income available to Common Stockholders	$6,583	$7,956	$6,993	$8,366
Basic earnings per share	$0.22	$0.26	$0.22	$0.27
Diluted earnings per share	$0.22	$0.26	$0.22	$0.27

Consolidated Statements of Operations:

	Year ended December 31, 2004		Year ended December 31, 2003
	Previously Reported	As Restated	Previously Reported	As Restated
Minority interest	$465	$597	$1,101	$1,108
Preferred dividends	$14,777	$13,272	$19,491	$19,422
Net income available to Common Stockholders	$4,825	$6,198	$10,417	$10,479
Basic earnings per share	$0.15	$0.20	$0.38	$0.38
Diluted earnings per share	$0.15	$0.20	$0.38	$0.38

Consolidated Statements of Stockholders’ Equity:

	As of December 31, 2004		As of December 31, 2003
	Previously Reported	As Restated	Previously Reported	As Restated
Distributions in excess of accumulated earnings	$(223,282)	$(239,425)	$(184,843)	$(199,491)
Total stockholders’ equity	$643,327	$627,184	$591,845	$577,197

For the three months ended March 31, 2003, and the three months ended September 30, 2003, the impact of the restatement on the statements of operations was a decrease in preferred dividends and an increase in net income available to common stockholders of $2,000 and $66,000, respectively. There was no impact on earnings per share. There was no impact for any period in the year ended December 31, 2002.

Funds from Operations (FFO):

	Previously Reported	As Restated
Three months ended March 31, 2005	$(51,531)	$(50,025)
Three months ended June 30, 2004	$10,599	$12,104
Six months ended June 30, 2004	$26,136	$27,641
Nine months ended September 30, 2004	$41,655	$43,160
Year ended December 31, 2004	$53,781	$55,286
Year ended December 31, 2003	$54,964	$55,033

PROPERTY DISPOSITIONS During the first quarter, the Company decided to dispose of assets in its non-core markets and had accordingly reduced the intended holding period of 21 non-core assets to two years or less. In the second quarter of 2005, the Company sold four of these properties for a total consideration of approximately $30.5 million and recognized gains on sale of $9.3 million. Year-to-date, the Company has sold 7 assets for total consideration of $126.6 million and recognized gains on sale of $26.6 million. The Company has acquired one asset for a total purchase price of $71.7 million.

PROPERTY ACQUISITIONS – CAPITOL PLACE III The Company announced the pending acquisition of Capitol Place III in Washington D.C. Capitol Place III consists of a 12-story, Class “A-” office building totaling 212,779 square feet, located in Washington, D.C.’s Capitol Hill district. The building is three blocks from the U. S. Capitol building, one block from Union Station, and is part of Capitol Place, one of the largest projects in the District of Columbia. Capitol Place is a one million square foot mixed-use project, located on nearly an entire city block bounded by New Jersey Avenue, F Street, and First Street, N.W. The Capitol Place project is composed of four buildings – three office buildings and a full service, 264-room Washington Court Hotel-situated around a central atrium. The purchase price is approximately $70 million or $329/SF.

Andrew Batinovich, President and CEO commented, “We continue to build our presence in our top market, Washington D.C., which is projected to increase to 27% of our portfolio’s net operating income with high quality assets in prime locations like Capitol Place III. We have been successful at redeploying capital from our dispositions in the Midwest to further focus in our top markets.”

Since the Capitol Place office buildings and the Washington Court Hotel were developed at the same time, the hotel overlay zone allowed the adjacent buildings (including Capitol Place III), to increase the building height from 90 feet (the standard in the District of Columbia) to 130 feet, a full four floors higher than the standard office building in the area. This allows for spectacular views of the U.S. Capitol and downtown Washington, D.C. The project also includes a two-level underground parking garage. The project is 100% leased to 8 tenants. The building’s major tenant is the Association of American Railroads (“AAR”) which leases 135,202 square feet or 67% of the net rentable area through November, 2010. After relocating various back-office operations to Pueblo, Colorado, AAR successfully sublet approximately 75% of their space to 13 tenants; AAR continues to occupy the other 25% of the space.

PROPERTY ACQUISITIONS – 33 NEW MONTGOMERY The Company also announced the pending acquisition of 33 New Montgomery a 20-story, Class “A” office tower located in the San Francisco Financial District. The building, totaling 241,794 rentable square feet, is located at the corner of Market and New Montgomery streets adjacent to the Montgomery Street BART Station offering exceptional access to San Francisco’s multi-modal transportation system. The building is also located within two blocks of the Transbay Terminal. Additionally the property is located within  1/2 mile of Interstate 80 and Highway 101 offering access to the East Bay, Oakland and the Peninsula. The purchase price is $75 million or $310/SF.

Constructed in 1986, the property’s highly efficient “L” shaped floor plates provide up to 12 corner offices per floor with panoramic bay and city views. The average floor size in the building is approximately 12,500 square feet which can accommodate either single or multi-tenant users. The building has ground level retail space offering tenants on site amenities including full service banking, ATMs and two food establishments. The property’s prominent location provides outstanding access to a wealth of amenities, including the Moscone Convention Center, San Francisco Shopping Center, Union Square, the Sheraton Palace Hotel, Crocker Galleria Mall, and many other government, retail, cultural, and recreational amenities.

The property’s distinguishing design feature is a 45 foot high signature clock tower situated at the top of the building. 33 New Montgomery has a two-story granite and marble lobby and the building features state-of the-art building systems. The property is 92% leased to a diversified roster of 31 tenants with no single tenant leasing more than 10% of the net rentable area (the average tenant size is 7,000 SF). Historically, the property has consistently outperformed the submarket’s occupancy level. The tenant base consists primarily of prominent professional service oriented companies in the insurance, government, finance and legal sectors.

Andrew Batinovich, President and CEO commented, “33 New Montgomery is a well located, pedestrian friendly, mass transit oriented property located in San Francisco’s Financial District. Historically well leased, the acquisition presents the opportunity to acquire a Class A office building on Market Street at a significant discount to replacement cost”.

PORTFOLIO PERFORMANCE Overall portfolio occupancy increased from 87.6% to 88.3% during the second quarter. Same store office net operating income declined by 1.8% as compared with the second quarter of 2004. The Company’s largest markets are Washington, D.C. (21% of net operating income), Southern California (19%), Northern New Jersey (13%), Boston (12%) and San Francisco (7%). Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET AND OPERATING RATIOS At quarter-end, Glenborough had $772.3 million of debt with a 46% ratio of debt to total market capitalization. Glenborough’s key operating ratios remain strong, with 3.2 times interest coverage and 2.4 times fixed charge coverage. Floating rate debt as a percentage of all debt was 16% at quarter-end as compared to 19% at the end of 2004.

DIVIDENDS On June 15th, the Board of Directors declared a dividend of $0.35 per share of common stock for the second quarter of 2005. This dividend was paid on July 15, 2005 to stockholders of record on July 1, 2005. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on July 15, 2005 to stockholders of record on June 24, 2005 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

FUNDS FROM OPERATIONS GUIDANCE Historically, the Company’s FFO guidance has not included the effect of future acquisitions and dispositions. Due to the potential volume of $200 to $300 million of sale activity this year, the uncertainty of timing of asset sales and the timing and ability to reinvest sale proceeds, it is not meaningful to confirm previously reported 2005 guidance or to provide updated guidance at this time. The Company will announce, as appropriate, the completion of significant investment activity and expects to resume providing earnings guidance later this year.

SUMMARY FINANCIAL DATA, CONSOLIDATED STATEMENTS OF OPERATIONS, RECONCILIATION OF NET INCOME (LOSS) TO FFO AND CONSOLIDATED BALANCE SHEETS Tables showing the Company’s Summary Financial Data, Consolidated Statements of Operations, and Reconciliation of Net Income (Loss) to FFO for the three and six month periods ended June 30, 2005 and 2004 and the Company’s Consolidated Balance Sheets as of June 30, 2005 and December 31, 2004 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORWARD LOOKING STATEMENTS Certain statements in this current report on Form 8-K/A are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and the Securities Exchange Act of 1934, including Mr. Batinovich’s statement that the Washington D.C. market is projected to increase to 27% of our portfolio’s net operating income. All forward-looking statements are based on information available to us on the date hereof. Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include: the failure of the economy to continue its expansion; the failure of the office market to grow with a growing economy; downward changes in market rental rates for office space, especially in the Washington, D.C. area; lower than expected retention of existing tenants, especially in the Washington, D.C. area; our inability to locate suitable buyers for our listed assets who are ready, willing and able to close transactions at the sales price we anticipate; and our inability to locate and acquire suitable property at reasonable prices in our core markets, especially the Washington, D.C. area. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2004 and our quarterly report on Form 10-Q for the period ended March 31, 2005.

Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance

Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey, and Northern California. The Company has a portfolio of 57 properties encompassing approximately 10 million square feet as of June 30, 2005.

This Item 2.02 of Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 and in Exhibit 99.1 shall not be incorporated by reference to any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

ITEM 4.02(A). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Item 4.02(A) of the Form 8-K filed on August 9, 2005 is amended in its entirety to read as follows:

On August 5, 2005, the Company determined that a correction is required in the accounting for preferred stock dividends for it to be in accordance with generally accepted accounting principles. It was subsequently determined that a correction was required in the accounting for common stock dividends. The Company’s historical accounting has been to record dividends in the period in which they were paid, rather than the period in which they were declared. The correction of this accounting error will require a restatement of the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2004 (including all interim periods for 2003 and 2004), as well as the consolidated financial statements as of and for the quarter ended March 31, 2005. As a result, the previously issued financial statements for the corresponding periods should no longer be relied upon. The Company’s principal executive officer, principal financial officer and members of the Audit Committee of the Company’s Board of Directors have discussed these matters internally and with the Company’s current independent registered public accountants as well as with the Company’s prior independent registered public accountants. There was no impact for any period in the year ended December 31, 2002 and no impact on cash flows for any period. The restatement does not have an adverse impact on any covenants associated with the Company’s unsecured bank line of credit. The Company will file an amended Form 10-K for 2004 and an amended Form 10-Q for the first quarter of 2005 reflecting this restatement on or before September 30, 2005. Until these filings have occurred, the Company’s prior independent registered public accountants will not have completed its review of the restatement.

The impact of the restatement on the Company’s consolidated financial statements for the affected periods is set out in the table included in Item 2.02 above.

Additionally, the principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were not effective at a reasonable assurance level as of June 30, 2005 and December 31, 2004, as described in more detail below; therefore, management’s previously issued report on internal control over financial reporting as of December 31, 2004 should no longer be relied upon. This conclusion represents management’s assessment of internal control over financial reporting, and management’s conclusion has not been subject to review or audit procedures by the Company’s prior independent registered public accounting firm.

Impact on Management’s Assessment of Internal Controls over Financial Reporting

Restatement of Previously Issued Financial Statements

As described above, in connection with the preparation of the Company’s quarterly report on Form 10-Q as of and for the period ended June 30, 2005, the Company determined that a correction was required to account for preferred and common stock dividends in accordance with generally accepted accounting principles (GAAP). The Company’s historical accounting was to record dividends in the period in which they were paid, rather than the period in which they were declared. The correction of this accounting error will require a restatement of the Company’s consolidated financial statements as of and for the years ended December 31, 2003 and 2004 (including all interim periods for 2003 and 2004) and the consolidated financial statements as of and for the quarter ended March 31, 2005. As a result, the previously issued financial statements for the corresponding periods should no longer be relied upon. The Company’s principal executive officer, principal financial officer and members of the Audit Committee of the Company’s Board of Directors have discussed these matters internally and with the Company’s current independent registered public accountants as well as with the Company’s prior independent registered public accountants. There was no impact for any period in the year ended December 31, 2002 and no impact on cash flows for any period. The restatement does not have an adverse impact on any covenants associated with the Company’s unsecured bank line of credit. The Company will file an amended Form 10-K for 2004 and an amended Form 10-Q for the first quarter of 2005 reflecting this restatement on or before September 30, 2005. Until these filings have occurred, the Company’s prior independent registered public accountants will not have completed its review of the restatement.

Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in its SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to management, including the Company’s principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure based on the definition of “disclosure controls and procedures” in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply judgment in evaluating the Company’s controls and procedures.

Management, under the supervision and with the participation of the Company’s principal executive officer and principal financial officer, conducted an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures as of the end of the period covered by its quarterly report on Form 10-Q for the period ended June 30, 2005. Based on this evaluation and because of the material weakness described below, the principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were not effective at a reasonable assurance level as of June 30, 2005.

A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2004 and continuing as of June 30, 2005, including all interim periods in 2004 and through June 30, 2005, the Company did not maintain effective controls related to the determination of dividends declared in accordance with GAAP. This conclusion represents management’s assessment of internal controls over financial reporting with respect to the period ended December 31, 2004, and management’s conclusion has not been subject to review or audit procedures by the Company’s prior independent registered public accounting firm. Specifically, the Company did not maintain a formalized process to quantify and document the impact of accounting for dividends using the cash method of accounting rather than the accrual method as required by GAAP to ensure that the difference had no material effect on the consolidated financial statements. This control deficiency resulted in the restatement of the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004 (including all interim periods for 2003 and 2004), as well as the first quarter of 2005, and adjustments in the second quarter of 2005. Additionally, this control deficiency could result in a misstatement of accrued dividends, preferred dividends and common dividends which could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this condition constitutes a material weakness. As a result, the Company will also restate management’s report on internal control over financial reporting, to be included in its amended Annual Report on Form 10-K/A for the year ended December 31, 2004, to report that its internal control over financial reporting was not effective as of December 31, 2004. This conclusion represents management’s assessment of internal controls over financial reporting with respect to the period ended December 31, 2004, and management’s conclusion has not been subject to review or audit procedures by the Company’s prior independent registered public accounting firm.

Changes in Internal Control over Financial Reporting

As a result of the Company’s adoption of the accrual method to account for preferred and common stock dividends described above, it is no longer required to have a control in place to monitor the difference between accounting for dividends using the cash method and the accrual method. Accordingly, the material weakness described above has been remediated as of August 15, 2005.

There were no changes in internal control over financial reporting during the most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Document
99.1	Tables

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: August 18, 2005	By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1    Tables